UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2012, Halcón Resources Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), with EnCap Energy Capital Fund VIII, L.P. (the “Selling Stockholder”) and Barclays Capital, Inc., Goldman, Sachs & Co., and J.P. Morgan Securities LLC (the “Representatives,” and together with the other underwriters named in Schedule 1 thereto the “Underwriters”) with respect to a registered underwritten public offering of 35,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $7.00 per share, to be sold by the Selling Stockholder. The Underwriting Agreement granted the Underwriters a 30-day option to purchase up to an additional 5,250,000 shares of Common Stock from the Selling Stockholder. On September 13, 2012, the Representatives notified the Company that they elected to exercise the option to purchase an additional 5,250,000 shares of Common Stock from the Selling Stockholder. The secondary offering was completed on September 18, 2012. The Company did not receive any proceeds from the secondary offering.

The sale of the Common Stock by the Selling Stockholder was made pursuant to the Company’s Registration Statement on Form S-3ASR (Registration No. 333-183843) (the “Registration Statement”), including a prospectus dated September 12, 2012 (the “Prospectus”) filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company and the Selling Stockholder, and customary conditions to closing, indemnification obligations of the Company, the Selling Stockholder and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties, and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Certain of the Underwriters and their related entities have provided, and may in the future provide, investment and commercial banking or financial advisory services to the Company and its affiliates for which they have received, and expect to receive, customary fees and commissions. Affiliates of certain of the Underwriters are lenders under the Company’s senior revolving credit facility.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 12, 2012, among the Company and EnCap Energy Capital Fund VIII, L.P. and Barclays Capital, Inc., Goldman, Sachs & Co., and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

September 18, 2012	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 12, 2012, among the Company and EnCap Energy Capital Fund VIII, L.P. and Barclays Capital, Inc., Goldman, Sachs & Co., and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.